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                                                                Exhibit: 10.39FT


                                 PROMISSORY NOTE


$350,000.00                                                   Date: 4/2/97, 1997
TERMS

For value received, the undersigned FUTECH EDUCATIONAL PRODUCTS, INC. (the "Promisor") promises to pay to the order of VINCENT W. GOETT (the "Payee"), at 6400 N 48 Street, Paradise Valley, Arizona 85253, (or at such other place as the Payee may designate in writing) the sum of $350,000.00 with a one-time fee of $35,000.00 upon maturity.

Unpaid principal after the Due Date shown below shall accrue interest at a rate of 18.00 percent annually until paid. The Payee may elect to not have interest accrue.

PAYMENT SCHEDULE

It is understood by the Payee that the Promisor is in the process of receiving a $1 million loan from a third party. It is anticipated that the $1 million in funds will be received on or before April 15, 1997. Once the Promisor receives the $1 million loan proceeds the unpaid principal and the one-time fee are immediately due and payable to Payee.

If the anticipated $1 million loan is not funded, the unpaid principal and one-time fee will be due Thirty (30) days after the funds were first received by the Promisor. If, upon maturity, the full amount of $385,000.00 is not received by Payee interest will begin to accrue at an annual rate of 18% and shall be payable in monthly installments until the full remaining balance is received by the Payee. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal. Monthly payments are due by the 15th of the succeeding month.

LATE PAYMENT PENALTIES

If any installment is not paid when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Payee.

PREPAYMENT OPTION

The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

COSTS TO COLLECT UNPAID BALANCE

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

DEFAULT EVENTS

If any of the following events of default occur, this Note and any other obligations of the Promisor to the Payee, shall become due immediately, without demand or notice:

(1) the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;
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DEFAULT EVENTS (contd.)

2) the death of the Promisor(s) or Payee(s);

3) the filing of bankruptcy proceedings involving the Promisor as a Debtor;

4) the application for appointment of a receiver for the Promisor;

5) the making of a general assignment for the benefit of the Promisor's creditors;

6) the insolvency of the Promisor; or

7) the misrepresentation by the Promisor to the Payee for the purpose of obtaining or extending credit.

In addition, the Promisor shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

If any of the above defaults apply to one Promisor, all Promisors shall be deemed in default of this Note regardless of whether all Promisors are directly involved in the default.

SECURITY PLEDGE

This Note is secured by a pledge of all of Futech's tangible and intangible assets to include, but not be limited to: fixed assets, patent rights and ownership, existing revenue-producing contractual agreements (e.g. Golden Books Family Entertainment, L. L. C.), etc., dated on or before 12/31/97, 1997. The Payee is not required to rely an the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

OTHER TERMS AND CONDITIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of ARIZONA.

Signed this 2 day of April, 1997, at Futech
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Futech Educational Products, Inc.


/s/ Vincent W. Goett
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Vincent W. Goett
Chairman and CEO